UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2012

Move, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 East Hamilton Avenue

Campbell, California  95008

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (408) 558-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2012, the Board of Directors (the “Board”) of Move, Inc. (the “Company”), having previously fixed the authorized number of directors for the Board at seven, elected Jennifer Dulski as a member of the Company’s Board of Directors.  Her term as director began on the same day as her election by the Board.

Ms. Dulski, is the Global Head of Product Search/Shopping for Internet search company, Google, Inc., and was the founder of Dealmap, a consumer local deal and savings aggregator acquired by Google in 2011.  She has also held management positions with Internet portal provider, Yahoo!, Inc.  Ms. Dulski is also the founder of Summerbridge Pittsburgh, a non-profit fostering educational opportunity for middle-school students from low-income families, and earned both her under-graduate and MBA degrees from Cornell University.

In connection with her election to the Board, Ms. Dulski will receive a restricted stock award (RSA) of 21,126 shares of the Company’s common stock, which, subject to certain restrictions, will vest one-third on the anniversary of the grant date, one-third on June 13, 2014, and one-third on June 13, 2015.

Item 8.01     Other Events

On October 9, 2012, the Company issued a press release announcing the election of Jennifer Dulski as a member of the Company’s Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Move, Inc., dated October 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: October 9, 2012	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Move, Inc., dated October 9, 2012.